UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  April 26, 2012

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas  75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

The discussion set forth in Item 7.01 is incorporated herein by reference.

Item 7.01                                             Regulation FD Disclosure.

On April 26, 2012, Tenet Healthcare Corporation (the “Company”) issued a press release relating to the Company’s repurchase of $299 million of mandatory convertible preferred stock, the Company’s results of operations and financial condition for the quarter ended March 31, 2012, its 2012 outlook and other matters.

A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 8.01                                             Other Events.

On April 26, 2012, the Company announced it has repurchased $299 million of mandatory convertible preferred stock.  In a related private financing, the Company issued $150 million of 8% senior notes due August 1, 2020 (the “2020 notes”) and $141.2 million of 6.25% senior secured notes due November 1, 2018 (the “2018 notes”).  Each of the 2020 notes and the 2018 notes will be issued as “additional notes” pursuant to their respective indentures.  The transaction is expected to close on April 30, 2012.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                           Press Release issued on April 26, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Daniel J. Cancelmi
Daniel J. Cancelmi
Senior Vice President and Controller

Date:  April 26, 2012

EXHIBIT INDEX

99.1                           Press Release issued on April 26, 2012